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                                                                  EXECUTION COPY

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                       MILLAR WESTERN FOREST PRODUCTS LTD.

                               7.75% SENIOR NOTES

                              DUE NOVEMBER 15, 2013


                       -----------------------------------

                                    INDENTURE

                          Dated as of November 25, 2003


                       -----------------------------------



                              The Bank of New York

                                     Trustee

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

                              CROSS-REFERENCE TABLE

Trust Indenture
Act Section                                                    Indenture Section
310(a)(1) ................................................       7.10
   (a)(2) ................................................       7.10
   (a)(3) ................................................       N.A.
   (a)(4) ................................................       N.A.
   (a)(5) ................................................       7.10
   (b) ...................................................       7.10
   (c) ...................................................       N.A.
311(a) ...................................................       7.11
   (b) ...................................................       7.11
   (c) ...................................................       N.A.
312(a) ...................................................       2.05
   (b) ...................................................      12.03
   (c) ...................................................      12.03
313(a) ...................................................       7.06
   (b)(1) ................................................       N.A.
   (b)(2) ................................................       7.07
   (c) ...................................................    7.06;12.02
   (d) ...................................................       7.06
314(a) ...................................................    4.03;12.02
   (b) ...................................................       N.A.
   (c)(1) ................................................      12.04
   (c)(2) ................................................      12.04
   (c)(3) ................................................       N.A.
   (d) ...................................................       N.A.
   (e) ...................................................      12.05
   (f) ...................................................       N.A.
315(a) ...................................................       7.01
   (b) ...................................................    7.05;12.02
   (c) ...................................................       7.01
   (d) ...................................................       7.01
   (e) ...................................................       6.14
316(a)(last sentence) ....................................       2.09
   (a)(1)(A) .............................................       6.05
   (a)(1)(B) .............................................       6.04
   (a)(2) ................................................       N.A.
   (b) ...................................................       6.07
   (c) ...................................................    2.12; 9.04
317(a)(1) ................................................       6.08
   (a)(2) ................................................       6.12
   (b) ...................................................       2.04
318(a) ...................................................      12.01
   (b) ...................................................       N.A.
   (c) ...................................................      12.01
N.A. means not applicable.
* This Cross Reference Table is not part of the Indenture.


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         INDENTURE dated as of November 25, 2003 between Millar Western Forest
Products Ltd., a corporation existing under the laws of the Province of Alberta (the "Company") and The Bank of New York, a New York banking corporation, as Trustee.

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 7.75% Senior Notes due 2013 (the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01     Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary or which is assumed in connection with the acquisition of assets from such Person and, in each case, not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

         "Additional Notes" means Notes other than the Initial Notes issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same class as the Initial Notes.

         "Affiliate" means, with respect to any specific Person, any other Person (including, without limitation, such Person's issue, siblings and spouse) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of Section 4.11, beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, shall be deemed to be control.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary,

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or shall be merged with or into the Company or any Restricted Subsidiary or (b)
the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease (other than operating leases entered into in the ordinary course of business) or other disposition (including pursuant to any Sale and Lease-Back Transaction), other than to the Company or any of its Wholly-Owned Restricted Subsidiaries, in any single transaction or series of related transactions of:

         (1)      any Capital Stock of any Restricted Subsidiary; or

         (2) any other property or assets (including any interest therein, but excluding the Capital Stock of, or other Investment in, Unrestricted Subsidiaries) of the Company or of any Restricted Subsidiary thereof outside of the ordinary course of business;

         provided that Asset Sales shall not include:

         (1) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million (provided that the Company or such Restricted Subsidiary received consideration equal to the Fair Market Value of any such property or assets so sold, conveyed, assigned, transferred, leased or otherwise disposed of);

         (2) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

         (3) sales of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be;

         (4)      the sale of inventory in the ordinary course of business;

         (5) any Permitted Investment or Restricted Payment made in compliance with Section 4.07;

         (6) the sale or other disposition of cash or Cash Equivalents, or the sale of accounts receivable in the ordinary course of business or in connection with the compromise, settlement or collection thereof; and

         (7) any sale or other disposition deemed to occur with creating or granting a Lien not otherwise prohibited by this Indenture.

         "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such

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arrangement and (ii) the present value (discounted according to GAAP at the cost of indebtedness implied in the Sale and Lease-Back Transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back transaction (including any period for which such lease has been extended).

         "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada) or any similar United States federal or state law or Canadian federal or provincial law for the relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board of Directors" means, as to any Person, the board of directors of such Person and any duly authorized committee thereof.

          "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

         "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Equivalents" means:

         (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, in each case maturing within one year from the date of acquisition thereof;

         (2) marketable direct obligations issued by any state of the United States of America or any province of Canada or any political subdivision of any such state or province, as the case may be, or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); provided

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                  that, in the event that any such obligation is not rated by
                  S&P or Moody's, such obligation shall have the highest rating from Dominion Bond Rating Service Limited ("DBRS");

         (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least R-1 (low) from DBRS or A-2 from S&P or at least P-2 from Moody's;

         (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or Canada or any state or province, as the case may be, thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than US$250,000,000;

         (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

         (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

         A "Change of Control" means the occurrence of any of the following:

         (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders;

         (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

         (3) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act ("Group"), other than Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of the Common Stock of the Company;

         (4) any Person or Group, other than Permitted Holders, becomes the beneficial owner, directly or indirectly, of more than 30% of the total voting power of the Common Stock of the Company, and the Permitted Holders beneficially own, directly or indirectly in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such Person or Group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

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         (5)      there shall be consummated any amalgamation, consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than an amalgamation, consolidation or merger of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Common Stock of the surviving corporation immediately after such amalgamation, consolidation or merger; or

         (6) during any period of two consecutive years commencing after the Company's initial public offering of Common Stock, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company.

         "Clearstream" means Clearstream Banking S.A.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commodity Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices and not for speculative purposes.

         "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Company" means Millar Western Forest Products Ltd., and any and all successors thereto.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by one or more of its Chairman, Chief Executive Officer, President, Chief Financial Officer, any Vice President, its Treasurer or its Secretary, and delivered to the Trustee.

         "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person for the four most recent consecutive fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination to Consolidated Fixed Charges of such Person for such Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis to:


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

         (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period;

         (2) any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of such Four Quarter Period; and

         (3) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA attributable to the assets which are the subject of the Asset Sale or Asset Acquisition during the Four Quarter Period) occurring on or after the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of such Four Quarter Period.

         "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of:

         (1) Consolidated Interest Expense; plus

         (2) the product of (x) the amount of all dividend payments (to any Person other than the Company or a Restricted Subsidiary) on any series of Disqualified Capital Stock of such Person (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state, provincial and local tax rate of such Person, expressed as a decimal.

         "Consolidated Interest Expense" means, with respect to any Person, for any period, the sum, without duplication, of:

         (1) the aggregate amount of interest charges (excluding fees and expenses incurred in connection with the Offering), whether expensed or capitalized, incurred or accrued by such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non cash interest payments); plus

         (2) to the extent not included in clause (1) above, an amount equal to the sum of:

                  (a)      imputed interest included in Capitalized Lease
                           Obligations;

                  (b) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

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

                  (c) the net costs associated with Interest Rate Agreements, Currency Agreements, Commodity Agreements and other hedging obligations;

                  (d) amortization of deferred financing costs and expenses;

                  (e) the interest portion of any deferred payment obligations;

                  (f) amortization of discount or premium on Indebtedness, if any;

                  (g)      all capitalized interest and all accrued interest;

                  (h)      all other non cash interest expense;

                  (i) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person; and

                  (j) the amount of all payments charged to shareholder's equity on any "compound financial instrument" (as described under GAAP) paid, accrued or scheduled to be paid or accrued during such period.

         For purposes of calculating Consolidated Interest Expense on a pro forma basis:

         (1) interest on Indebtedness bearing a floating rate of interest shall be calculated using the interest rate in effect at the time of determination, taking into account on a pro forma basis any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term at the date of determination of at least 12 months; and

         (2) if Indebtedness was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be calculated based upon the average daily balance of such Indebtedness during the applicable period.

         "Consolidated Net Income" with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

         (1) the Net Income of any Person, other than the referent Person or a Restricted Subsidiary of the referent Person, shall be excluded, except to the extent of the amount of cash dividends or distributions actually received by the referent Person or a Restricted Subsidiary of the referent Person;

         (2) the Net Income (but not loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture) shall be excluded to the extent of such restriction or limitation;

         (3) (a) the Net Income of any Person acquired in a "pooling of interests" transaction for any period prior to the date of such acquisition shall be excluded and (b) any

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                  net after-tax gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted
                  Subsidiaries other than in the ordinary course of business shall be excluded;

         (4) after-tax items classified as extraordinary or unusual gains or losses and any foreign exchange gains and losses shall be excluded;

         (5) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) shall be excluded;

         (6) the cumulative effect of a change in accounting principles after the Issue Date shall be excluded;

         (7) any restoration to income or any contingency reserve of an extraordinary, non- recurring or unusual nature shall be excluded, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time subsequent to the Issue Date; and

         (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets shall be excluded.

         "Corporate Services Agreements" means (i) the Corporate Services Agreement, dated as of May 13, 1998, between the Company and Industries, as in effect on the Issue Date, and (ii) the Trademark Licensing Agreement, dated as of May 13, 1998, between the Company and Industries, as in effect on the Issue Date, and, in the case of each of clause (i) and (ii), any amendment thereto so long as any such amendment does not materially alter the character or extent of the financial and economic risks and obligations of the Company from those existing on the Issue Date.

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facilities" means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (except, in each case, in accordance with a change of control provision, which provision has substantially the same effect as under Section 4.15 hereof), in whole or in part, or is exchangeable into Indebtedness on or prior to the final maturity date of the Notes.

         "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

         (1) the sum, without duplication; of:

                  (a) Consolidated Net Income for such period; plus

                  (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income (minus any provision for taxes utilized in computing net loss under clause (a) hereof to the extent such provision reduced net loss); plus

                  (c) Consolidated Interest Expense for such period; plus

                  (d) depreciation for such period on a consolidated basis, to the extent reducing Consolidated Net Income; plus

                  (e) amortization of intangibles for such period on a consolidated basis, to the extent reducing Consolidated Net Income; plus

                  (f) any other non cash items reducing Consolidated Net Income for such period; minus

         (2) all non-cash items increasing Consolidated Net Income for such period; minus

         (3) all cash payments during such period relating to non-cash charges that were added back in determining EBITDA in any prior period, determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Euroclear S.A./N.V., as operator of the Euroclear system.

         "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and, in the case of determination involving assets or property in excess of $1.0 million shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

         "GAAP" means generally accepted accounting principles consistently applied as in effect in Canada from time to time.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

         "Guarantee" means a guarantee of the Notes or Exchange Notes by a Guarantor issued pursuant to the terms of this Indenture.

         "Guarantors" means each Restricted Subsidiary that hereafter becomes a Guarantor pursuant to this Indenture.

         "Holder" means a Person in whose name a Note is registered in the Note Register.

         "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

         "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

         (1)      any Capitalized Lease Obligations of such Person;

         (2) obligations secured by a Lien to which any property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed, provided that, for the purposes of determining the amount of Indebtedness described in this clause, if recourse with respect to such Indebtedness is limited to such property or assets, the amount of such Indebtedness shall be deemed to be the lesser of (A) the Fair Market Value of such property or assets and (B) the amount of such Indebtedness;

         (3) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

         (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

         (5) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price (for the purposes hereof, "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such price shall be the Fair Market Value of such Disqualified Capital Stock);

         (6) obligations of any such Person under any Currency Agreement or any Interest Rate Agreement applicable to any of the foregoing or Commodity Agreement (if and to the extent such Currency Agreement, Interest Rate Agreement or Commodity Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

         (7)      Attributable Indebtedness of such Person,

         The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that:

         (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness at such time as determined in conformity with GAAP; and

         (2) Indebtedness shall not include any liability for federal, provincial, state, local or other taxes.

         Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business shall not be deemed to be Indebtedness of the Company or any of its Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall also not be included.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Independent Financial Advisor" means an investment banking firm of national reputation in the United States or Canada (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Affiliates and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Industries" means Millar Western Industries Ltd.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Notes" means the US$190,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

         "Interest Payment Date" means May 15th and November 15th of each year to Stated Maturity.

         "Interest Rate Agreement" means, with respect to any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

         "Investments" means, with respect to any Person, directly or indirectly, any advance (or other extension of credit), account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of cash or other Property to others, payments for Property or services for the account or use of others or otherwise), any guarantee of any obligations or Indebtedness of any other Person, the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, or interest in any Person or the making of any investment in any Person. Investments shall exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person and (ii) the repurchase by a Person of securities of its own issue. For the purposes of Section 4.07, the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. In determining the amount of any Investment involving the transfer of any property or assets other than cash, such property or assets shall be valued at its or their Fair Market Value at the time of such transfer, as determined in good faith by the Board of Directors of the Person making such transfer.

         "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

         "Legal Holiday" means a Saturday, a Sunday or a day on which commercial banking institutions in the City of New York, the City of Toronto, the City of Edmonton, or in the City of the Corporate Trust Office of the Trustee are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Magnesium Sulphate Supply Agreement" means the Magnesium Sulphate Supply Agreement, dated August 15, 1988, between Industries and Millar Western Pulp Ltd. (a predecessor of Industries), as in effect on the Issue Date, and any amendment thereto so long as any such amendment does not materially alter the character or extent of the financial and economic risks and obligations of the Company from those existing on the Issue Date.

         "Material Subsidiary" means, at any date of determination:

         (1) any Restricted Subsidiary that, together with its Subsidiaries that constitute Restricted Subsidiaries:

         (a) for the most recent fiscal year of the Company, accounted for more than 5.0% of the consolidated revenues of the Company and the Restricted Subsidiaries; or

         (b) as of the end of such fiscal year, owned more than 5.0% of the consolidated assets of the Company and the Restricted Subsidiaries, all as set forth on the consolidated financial statements of the Company and the Restricted Subsidiaries for such year prepared in conformity with GAAP; and

         (2) any Restricted Subsidiary which, when aggregated with all other Restricted Subsidiaries that are not otherwise Material Restricted Subsidiaries and as to which any event described in clause (h) of Section 6.01 has occurred, would constitute a Material Restricted Subsidiary under clause (1) of this definition.

         "Meadow Lake Services Agreement" means each of (i) the Administrative Services Agreement, dated as of October 31, 1990, among Millar Western Management Ltd., Millar Western Pulp (Meadow Lake) Ltd. and Meadow Lake Pulp Limited Partnership, as in effect on the Issue Date, and (ii) the Marketing Agreement, dated as of November 1, 1990, between Millar Western Management Ltd. and Meadow Lake Pulp Limited Partnership, as in effect on the Issue Date, and, in the case of each of clause (i) and (ii), any amendment thereto so long as any such amendment does not materially alter the character or extent of the financial and economic risks and obligations of the Company from those existing on the Issue Date.

         "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

         "Net Proceeds" means, with respect to any Asset Sale:

         (1) cash received by the Company or any Restricted Subsidiary from such Asset Sale, after:

                  (a) provision for all income or other taxes measured by or resulting from such Asset Sale;

                  (b) payment of all brokerage commissions, underwriting and other fees and expenses, including without limitation, legal, accounting and appraisal fees, related to such Asset Sale;

                  (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale;

                  (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; provided, however, that at such time as such amounts are no longer reserved or such reserve is no longer necessary, any remaining amounts shall become Net Proceeds to be allocated in accordance with Section 4.10; and

                  (e) deduction of amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were subject to such Asset Sale; and

         (2) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non cash consideration into cash.

         "Non-U.S. Person" means a Person who is not a U.S. Person as defined in Rule 902(k) under the Securities Act.

         "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

         "Notes" has the meaning assigned to it in the preamble to this Indenture and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include any Additional Notes that may be issued under a supplemental indenture and, for all purposes under this Indenture, both the Initial Notes and the Additional Notes shall be treated as a single class.

         "Offering Circular" means the offering circular of the Company dated November 20, 2003 relating to the sale of the Initial Notes.

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

         "Officers' Certificate" means a certificate signed on behalf of a Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person that meets the requirements of
Section 12.05 hereof.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, or any Restricted Subsidiary.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Holders" means:

         (1)      James B. Millar and H. MacKenzie Millar;

         (2) the spouses, children and other lineal descendants of either of the persons referred to in clause (1) above;

         (3) the undistributed estate of any of the persons referred to in clauses (1) and (2) above;

         (4) any trust so long as one or more of the persons referred to in clause (2) above retains all of the beneficial interest thereunder; and

         (5) any Person at least 80% of the voting power of the outstanding Capital Stock of which is owned by any of the persons referred to in clauses (1), (2), (3) or (4) above.

         "Permitted Investments" means Investments made on or after the Issue Date consisting of:

         (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary;

         (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof;

         (3)      Investments in Cash Equivalents;

         (4) reasonable and customary loans and advances made to employees in connection with their relocation not to exceed $1.0 million in the aggregate at any one time outstanding;

         (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is permitted under Section 4.10 hereof;

         (6) other Investments in an amount not to exceed, together with the amount of all other Investments outstanding under this clause (6), at the time of such Investment and after giving pro forma effect thereto, 5.0% of the consolidated tangible assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination (with the amount of each Investment being measured at the time made and without giving effect to subsequent changes in value);

         (7) any Investments by the Company or a Restricted Subsidiary received in compromise of claims, settlement of debts or disputes or satisfaction of judgments relating to obligations payable to the Company or such Restricted Subsidiary, as the case may be, in its capacity as trade creditor or from customers, which obligations were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; and

         (8) Currency Agreements, Interest Rate Agreements and Commodity Agreements.

         "Permitted Liens" means:

         (1) Liens on Property or assets of, or any Capital Stock of, any corporation existing at the time such Property, assets or Capital Stock are acquired by the Company or any of its Restricted Subsidiaries, whether by merger, amalgamation, consolidation, purchase of assets or otherwise; provided (x) that such liens are not created, incurred or assumed in connection with, or in contemplation of, such assets being acquired by the Company or its Restricted Subsidiaries and (y) that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, Capital Stock or Indebtedness of such corporation;

         (2) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, Capital Stock or Indebtedness other than the Property, Capital Stock or Indebtedness securing the Indebtedness so refunded, refinanced or extended;

         (3)      Liens in favor of the Company or any Guarantor;

         (4) Liens to secure Purchase Money Indebtedness that is otherwise permitted to be incurred under this Indenture; provided that
                  (a) any such Lien is created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such purchase or construction) of such Property, (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs and expenses, and (c) such Lien does not extend to or cover any Property other than such item of Property and any improvements on such item;

         (5) statutory liens or landlords', carriers', warehousemen's, unemployment insurance, surety or appeal bonds, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

         (6)      Liens existing on the Issue Date;

         (7)      Liens securing only the Notes or the Guarantees;

         (8) easements, reservation of rights of way, restrictions (including, but not limited to, zoning and building restrictions) and other similar easements, licenses, restrictions on the use of Properties, or minor imperfections of title that in the aggregate are not material in amount and do not in any case materially detract from the Properties subject thereto or interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries;

         (9) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

         (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the second paragraph of Section
                  4.09 hereof; provided that such Lien does not extend to any Property other than that subject to the underlying lease;

         (11) Liens on inventory and receivables securing Indebtedness under a Credit Facility;

         (12) Liens securing obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements, in each case permitted to be incurred under this Indenture;

         (13) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

         (15) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1.0 million in the aggregate at any one time outstanding;

         (16) Liens arising pursuant to Sale and Lease-Back transactions entered into in compliance with this Indenture;

         (17) Liens securing Indebtedness permitted to be incurred under clause (x) of the second paragraph of Section 4.09 hereof; provided that such Liens, together with all other Liens existing under this clause (17), shall not, at the time of such incurrence and after giving pro forma effect thereto, extend to Property of the Company and its Restricted Subsidiaries with a Fair Market Value in excess of $50.0 million; provided, further, that, in the case of Property with a Fair Market Value of in excess of approximately $25.0 million, such Fair Market Value shall be determined by an Independent Financial Advisor; and

         (18) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (1) through (17); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any other Property of the Company or its Subsidiaries other than such item of Property originally covered by such Lien or by improvement thereon or additions or accessions thereto.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

         "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

          "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

         "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

         "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction, installation or improvement) of an item of property, the principal amount of which Indebtedness does not exceed the sum of (i) the lesser of (A) the Fair Market Value of such property or (B) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Record Date" for the interest or Special Interest, if any, payable on any Interest Payment Date means May 1st or November 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

         "Refinancing Indebtedness" means Indebtedness that replaces, refunds, renews, refinances or extends any Indebtedness of the Company or a Restricted Subsidiary permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to Section 4.09 hereof (other than pursuant to clauses
(i), (iv), (v), (vi), (vii), (viii), (ix), (x), (xii), (xiii), (xiv) and (xv) of the definition of Permitted Indebtedness), but only to the extent that:

         (1) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being replaced, refunded, renewed, refinanced or extended, if at all;

         (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being replaced, refunded, renewed, refinanced or extended, or (b) after the maturity date of the Notes;

         (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being replaced, refunded, renewed, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

         (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being replaced, refunded, renewed, refinanced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being replaced, refunded, renewed, refinanced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

         (5) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being replaced, refunded, renewed, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend (but without the Private Placement Legend) and deposited with or on behalf of and registered in the name of the Depositary or its nominee.

         "Replacement Assets" means (i) properties or assets (other than cash or Cash Equivalents or any Capital Stock or other security) that will be used or useful in the business of the Company or its Restricted Subsidiaries as conducted on the Issue Date, or in businesses similar to or ancillary to the business of the Company or its Restricted Subsidiaries as conducted on the Issue Date or (ii) Capital Stock of any Person that will become on the date of acquisition thereof a Guarantor as a result of such acquisition.

         "Responsible Officer" means , when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), (i) the Company could have incurred at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.09 hereof and (ii) no Default or Event of Default shall have occurred and be continuing.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

          "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Special Interest" means all special interest then owing pursuant to the Registration Rights Agreement.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" of any specified Person means any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first named Person for financial statement purposes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

         "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted

Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a Subsidiary may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with Section 4.07 hereof. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution adopted.

         "U.S." and "United States" means the United States of America, its territories and possessions, any state of the United states, and the District of Columbia.

         "U.S. Dollar" and "US$" mean United States dollars.

         "$" means Canadian dollars.

         "U.S. Person" means a U.S. person as defined in Rule 902(k) under the Securities Act.

         "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or similar requirements of law) of which are owned, directly or indirectly, by the Company or another Wholly-Owned Restricted Subsidiary.

Section 1.02     Other Definitions.

                                                                      Defined in
        Term                                                            Section
        ----                                                          ----------

        "Additional Amounts"                                             4.20
        "Affiliate Transaction"                                          4.11
        "Asset Sale Offer"                                               4.10
        "Asset Sale Payment"                                             4.10
        "Change of Control Offer"                                        4.15
        "Change of Control Payment"                                      4.15
        "Covenant Defeasance"                                            8.03
        "DTC"                                                            2.03
        "Designation"                                                    4.07
        "Designation Amount"                                             4.07
        "Event of Default"                                               6.01

                                                                      Defined in
        Term                                                            Section
        ----                                                          ----------

        "Excess Proceeds"                                                4.10
        "Excluded Holder"                                                4.20
        "First Currency"                                                12.15
        "judgment currency"                                             12.14
        "Legal Defeasance"                                               8.02
        "Note Register"                                                  2.03
        "Offer Amount"                                                   3.09
        "Offer Period"                                                   3.09
        "Other Currency"                                                12.15
        "Paying Agent"                                                   2.03
        "Payment Default"                                                6.01
        "Permitted Indebtedness"                                         4.09
        "Purchase Date"                                                  3.09
        "Registrar"                                                      2.03
        "Repurchase Offer"                                               3.09
        "Restricted Payments"                                            4.07
        "Successor Company"                                              5.01
        "Taxes"                                                          4.20


Section 1.03     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.04     Rules of Construction.

         Unless the context otherwise requires:

         (a) a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c) "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e) provisions apply to successive events and transactions;

         (f) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time;

         (g) unless the context otherwise requires, any reference to an "Article", "Section" or "clause" refers to an Article, Section or clause, as the case may be of this Indenture; and

         (h) the words "herein," "hereof" and "hereunder" and other words of similar import, refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01     Form and Dating; Terms.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof.

         (b) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with this Indenture, this Indenture shall govern and be controlling.

         (c) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

         (d) Terms. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         The Notes shall be subject to repurchase by the Company pursuant to an Asset Sale Offer as provided in Section 4.10 hereof or a Change of Control Offer as provided in Section 4.15 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

         Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; and provided that the Company's ability to issue Additional Notes shall be subject to the Company's compliance with Section 4.09 hereof. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

(e) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02     Execution and Authentication.

         One or more Officers shall execute the Notes on behalf of the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

         The Trustee shall, upon a Company Order authenticate and deliver Notes for original issue in an aggregate principal amount of US$190,000,000 for the Initial Notes and in an aggregate principal amount specified in a Company Order for any Additional Notes issued hereunder.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03     Registrar and Paying Agent for the Notes.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes ("Note Register") and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of the Restricted Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

Section 2.04     Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Restricted Subsidiary) shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06     Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred in whole and not in part only to a nominee of the Depositary, or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case, a successor Depositary is not appointed by the Company within 120 days, (ii) the Company is required by law to exchange Global Notes for Definitive Notes and the Company delivers a written notice to the Trustee to such effect, or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. Upon the occurrence of any of the preceding events in (i) to (iii) above, Definitive Notes shall be issued in such names and denominations as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section
2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i) to (iii) above. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

                  (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(ii) hereof and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note can be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note without any certification.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the preceding events in 2.06(a)(i) - (iii) and receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraph (B) above, a certificate substantially in the form of Exhibit B hereto, including the certifications in item 3(d) thereof and such certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof,

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the preceding events in 2.06(a)(i) - (iii) and if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the preceding events in 2.06(a)(i) - (iii) and satisfaction of the conditions set forth in
         Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certification in item 3(d) thereof and such certificates and Opinion of Counsel required therein by item, if applicable; or

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof,

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (3)(c) thereof,

         the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the appropriate 144A Global Note, in the case of clause (C) above, the appropriate Regulation S Global Note.

                  (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Definitive Notes
                           proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the Holder of such Definitive Notes
                           proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                           and, in each such case set forth in this subparagraph
                           (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  (iv) Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in a Restricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Restricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to a QIB in
                  accordance with Rule 144A under the Securities Act, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item
                  (1) thereof;

                           (B) if the transfer shall be made pursuant to Rule
                  903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certificates in item (2) thereof; or

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount. Any Notes that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                  "THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,
                  (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),
                  (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                           (B) Notwithstanding the foregoing, any Regulation S
                  Global Note and any other Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(iii), (d)(ii),
                  (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS

                  NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                  (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 4.10,
         4.15 and 9.05 hereof).

                  (iii) Neither the Registrar nor the Company shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                  (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (vii) Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to
         Section 4.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

                  (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the disposal of all cancelled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

         Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

Section 3.02     Selection of Notes to be Redeemed.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of US$1,000 or whole multiples of US$1,000; no Notes of US$1,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03     Notice of Redemption.

         Subject to Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 hereof) the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

         The notice shall identify the Notes to be redeemed and shall state:

         (a) the redemption date;

         (b) the redemption price;

         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

         (d) the name and address of the Paying Agent;

         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 35 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05     Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest accrued to the redemption date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07     Optional Redemption.

         (a) At any time prior to November 15, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, calculated after giving effect to the issuance of Additional Notes, if any, at a redemption price of 107.75% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more issuances of Common Stock; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture, calculated after giving effect to the issuance of Additional Notes, if any issued, remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and

                  (2) the redemption occurs within 90 days of the date of the closing of such sale of Common Stock.

         (b) Except pursuant to clause (a) above and as described below under clause (d) of this Section 3.07, the Notes will not be redeemable at the Company's option before November 15, 2008.

         (c) On or after November 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

         YEAR                                               PERCENTAGE
         2008............................................... 103.875%
         2009............................................... 102.583%
         2010............................................... 101.292%
         2011 and thereafter................................ 100.000%


         (d) Redemption for Changes in Canadian Withholding Taxes: The Company may redeem all, but not less than all, of the Notes at any time at 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable redemption date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date of the Offering Circular.

         (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08     Mandatory Redemption.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09     Offer to Purchase by Application of Excess Proceeds.

         (a) In the event that, pursuant to Section 4.10 or 4.15 hereof, the Company shall be required to commence an Asset Sale offer or a Change of Control Offer, as the case may be, (each, a "Repurchase Offer"), it shall follow the procedures specified below.

         (b) The Repurchase Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 or 4.15, as applicable, (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Repurchase Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Repurchase Offer.

         (d) Upon the commencement of a Repurchase Offer, the Company shall send, by first class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Repurchase Offer. The Repurchase Offer shall be made to all Holders. The notice, which shall govern the terms of the Repurchase Offer, shall state:

                  (i) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.10 or 4.15, as applicable, the length of time the Repurchase Offer shall remain open. If the Repurchase Offer is a Change of Control Offer made pursuant to Section 4.15 such notice shall describe the transaction or transactions that constitute the Change of Control and that all Notes tendered will be accepted for payment;

                  (ii) the Offer Amount, the Asset Sale Payment or Change of Control Payment, as applicable, and the Purchase Date;

                  (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                  (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Repurchase Offer shall cease to accrete or accrue interest after the Purchase Date;

                  (v) that Holders electing to have a Note purchased pursuant to a Repurchase Offer may elect to have Notes purchased in integral multiples of US$1,000 only;

                  (vi) that Holders electing to have a Note purchased pursuant to any Repurchase Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (vii) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                  (viii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount required pursuant to Section 4.10, the Company shall select the Notes to be purchased pursuant to Section
                           3.02 (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of US$1,000, or integral multiples thereof, shall be purchased); and

                  (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         (e) On or before the Purchase Date, the Company shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Repurchase Offer, or if less than the Offer Amount has been tendered, all Notes tendered,
(2) deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes, or portions thereof; properly tendered, and (3) shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 3.09.

         (f) The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase
Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Repurchase Offer on the Purchase Date.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01     Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium, if any, Special Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Restricted Subsidiary thereof, holds as of 2:00 p.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03     Reports to Holders.

         (a) Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations all quarterly and annual financial information that the Company would have been required to file with the Commission (i) on Forms 10-Q or 10-K if the Company were required to file on such Forms, or (ii) on Forms 6-K, 20-F or 40-F, including in each case a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants.

         (b) If, at any time after consummation of the Exchange Offer the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and including any information that would be required by clause (ii) of the preceding paragraph.

         (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officers' Certificates).

Section 4.04     Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, and within 90 days after the end of each fiscal quarter (other than the fourth fiscal quarter) ending after the date hereof, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

         (b) When any Default or Event of Default has occurred and is continuing under this Indenture, or if the Trustee for the Notes or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default or Event of Default, the Company shall as soon as practicable (and, in any event, within 10 days after the Company's knowledge thereof) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event and what action the Company proposes to take thereto.

Section 4.05     Taxes.

         The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06     Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07     Limitation on Restricted Payments.

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

         (a) declare or pay any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) of the Company, and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary);

         (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary) or any Capital Stock of any direct or indirect parent of the Company;

         (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company or any Guarantor which is subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be (other than any subordinated Indebtedness held by the Company or any Wholly-Owned Restricted Subsidiary or any such Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity in each case due within one year of the date of acquisition);

         (d) make any Investment other than a Permitted Investment;

         (e) designate any Subsidiary of the Company as an Unrestricted Subsidiary (a "Designation"); provided that the Designation of a Subsidiary of the Company as an Unrestricted

Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary; or

         (f) forgive any Indebtedness of an Affiliate of the Company owed to the Company or a Restricted Subsidiary.

(all such payments and other actions set forth in clauses (a) through (f) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

                  (2) immediately after giving pro forma effect to such Restricted Payment, the Company could incur US$1.00 of additional Indebtedness (other than Permitted Indebtedness) under in Section 4.09 hereof; and

                  (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made after the Issue Date does not exceed the sum (without duplication) of:

                           (i) 50% of the Company's cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) for the period beginning on the first day of the Company's fiscal quarter commencing after the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment (treating such period as a single accounting period);

                           (ii) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale after the Issue Date (other than to a Restricted Subsidiary) of (A) Capital Stock (other than Disqualified Capital Stock) of the Company or (B) any Indebtedness or other securities of the Company that are convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be, excluding, in the case of clause (3)(ii), any net cash proceeds from the issuance of Common Stock to the extent such net cash proceeds are used to redeem the Notes in accordance with
                                    Section 3.07(a) above;

                           (iii) without duplication of any amounts included in clause (3)(i) above, so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with the definition of Restricted Subsidiary, the Company's proportionate interest in an amount equal to the Fair Market Value of the Company's interest in such Subsidiary; provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary at the time of its Designation;

                           (iv) in the case of the disposition or repayment of any Investment, or the release of a Guarantee, constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes; and

                           (v)      $10.0 million.

                           In determining the amount of any Restricted Payment,
                  cash distributed or invested shall be valued at the face amount thereof and Property other than cash shall be valued at its Fair Market Value, except that, in determining the amount of any Restricted Payment made under clause (e) above, the amount of such Restricted Payment (the "Designation Amount") shall be equal to the greater of (i) the book value or (ii) the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date

         The provisions of this covenant shall not prevent:

         (a) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

         (b) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness of the Company or any Guarantor subordinated to the Notes or such Guarantor's Guarantee, as the case may be, by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); provided that any such net cash proceeds are excluded from clause (3)(ii) of the immediately preceding paragraph for the purposes of this calculation (and were not included therein at any time) and are not used to redeem the Notes pursuant to Section 3.07 (a), (b) or (c) above;

         (c) the redemption, repayment or retirement of Indebtedness of the Company or any Guarantor subordinated to the Notes or such Guarantor's Guarantee, as the case may be, in exchange for, by conversion into, or out of the net cash proceeds of, (x) a substantially concurrent sale or incurrence of Indebtedness of the Company or such Guarantor, as the case may be (other than any Indebtedness owed to a Restricted Subsidiary), that is contractually subordinated in right of payment to the Notes or such Guarantor's Guarantee, as the case may be, to at least the same extent as the Indebtedness being redeemed, repaid or retired or (y) a substantially concurrent sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company; provided that any such net cash proceeds are excluded from clause (3)(ii) of the immediately preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to Section 3.07 (a) or (b) above;

         (d) the retirement of any shares of Disqualified Capital Stock of the Company by conversion into, or by exchange for, other shares of Disqualified Capital Stock of the Company, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of other shares of Disqualified Capital Stock of the Company; provided that any such net cash proceeds are excluded from clause (3)(ii) of the immediately preceding paragraph (and were not included therein at any time) and are not used to redeem the Notes pursuant to Section 3.07 (a) or (b) above;

         (e) (x) the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) held by employees or directors (or their estates or beneficiaries under their estates) of the Company upon the death, retirement or termination of employment or directorship of such employees or directors pursuant to the terms of an employee benefit plan or other agreement approved by the Board of Directors of the Company and (y) the purchase, redemption, acquisition or other retirement for nominal value of any rights issued in accordance with this Indenture and granted pursuant to any shareholder rights plan approved by the Board of Directors of the Company; provided that the aggregate cash consideration paid, or distributions made, pursuant to this clause (e) do not exceed $2.0 million in the aggregate subsequent to the Issue Date;

         (f) the payment of any dividend by a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary to the holders of its Capital Stock on a pro rata basis;

         (g) repurchases of Capital Stock deemed to occur upon the exercise of stock options;

         (h) payments of (x) dividends on, and (y) the repurchase, redemption, retirement or acquisition at the scheduled maturity, scheduled repayment or scheduled sinking fund date of, Disqualified Capital Stock the incurrence of which was permitted by this Indenture; and

         (i) Investments acquired as a capital contribution to, or in exchange for, or out of the net cash proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Capital Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such acquisition or exchange shall be excluded from clause (3)(ii) of the immediately preceding paragraph.

         In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of paragraph (3) of this Section 4.07, amounts expended pursuant to clauses (a) (but only if the declaration thereof has not been counted in a prior period), (e) and (h)(x) of this paragraph shall be included in such calculation and clauses (b), (c), (d), (f), (g), (h)(y) and
(i) of this paragraph shall not be included in such calculation.

         Not later than the date of making any Restricted Payment other than a Restricted Payment under clause (b), (c), (d), (e), (f), (g) or (i), which together with any Restricted Payments not previously reported pursuant to this sentence, exceeds $3.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant described above were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payment.

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

         (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits;

         (b) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary;

         (c) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

         (d) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries;

except for such encumbrances or restrictions existing under or by reason of:

         (a) encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date;

         (b) this Indenture, the Notes and any Guarantees, or any other instrument governing debt securities of the Company incurred in compliance with
Section 4.09 hereof that are no more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Guarantees;

         (c) applicable law;

         (d) any instrument governing Acquired Indebtedness or Capital Stock of a Person acquired by the Company or its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person (including any Subsidiary of the Person), the property or assets of the Person (including any Subsidiary of the Person) or the properties or assets, in each case, so acquired;

         (e) customary non assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

         (f) encumbrances or restrictions under Credit Facilities;

         (g) Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

         (h) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary only to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

         (i) customary restrictions with respect to a Restricted Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary to be consummated in accordance with the terms of this Indenture solely in respect of the Capital Stock or assets to be sold or disposed of;

         (j) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business; or

         (k) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09     Limitation on Additional Indebtedness.

         (a) The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined in Section 1.01), any Indebtedness (including, without limitation, any Acquired Indebtedness); provided that if no Default or Event of Default shall have occurred and be continuing at the time as a consequence of the incurrence of such Indebtedness, the Company or any Restricted Subsidiary may incur Indebtedness (including any Acquired Indebtedness) if the Company's Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1;

         Notwithstanding the foregoing, the following items of Indebtedness may be incurred (collectively, "Permitted Indebtedness"):

         (i) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $50.0 million, less any prepayments actually made thereunder that permanently reduce the commitment under a Credit Facility and (ii) the sum of (x) 85.0% of the net book value of accounts receivable of the Company and its Restricted Subsidiaries and (y) 60.0% of the net book value of inventory of the Company and its Restricted Subsidiaries;

         (ii) Indebtedness under the Notes and any Guarantees to be issued on the Issue Date, and the Exchange Notes and any Guarantees to be issued pursuant to the Registration Rights Agreement;

         (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date;

         (iv) Indebtedness of the Company owed to and held by any Wholly-Owned Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Notes and Indebtedness of any Restricted Subsidiary owed to and held by the Company or another Wholly-Owned Restricted Subsidiary; provided that:

                  (1) any sale or other disposition of any Indebtedness of the Company or any Restricted Subsidiary referred to in this clause (d) to a Person (other than the Company or a Wholly-Owned Restricted Subsidiary);

                  (2) any sale or other disposition of Capital Stock of any Wholly-Owned Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary such that such Wholly-Owned Restricted Subsidiary ceases to be a Wholly-Owned Restricted Subsidiary; and

                  (3) the Designation of a Restricted Subsidiary that holds Indebtedness of the Company or any other Restricted Subsidiary as an Unrestricted Subsidiary;

         shall be deemed to be an incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

         (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire, construct or improve property in the ordinary course of business in an aggregate principal amount outstanding not to exceed, together with all other Indebtedness outstanding under this clause (e), at the time of any such incurrence and after giving pro forma effect thereto, 5.0% of the consolidated tangible assets of the Company and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which consolidated financial statements are available ending on or prior to the date of determination;

         (vi) Interest Rate Agreements relating to Indebtedness of the Company or any Restricted Subsidiary (which indebtedness (a) bears interest at fluctuating interest rates and (b) is otherwise permitted to be incurred pursuant to this Section 4.09; provided that the notional principal amount of such Interest Rate Agreements, at the time of the incurrence thereof, does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreements relate;

         (vii) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

         (viii) Indebtedness of the Company or any Restricted Subsidiary in respect of reimbursement obligations relating to undrawn standby letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, in the ordinary course of business;

         (ix) Indebtedness of the Company or any Restricted Subsidiary in respect of bid, performance, surety and appeal bonds, statutory obligations or other obligations of a like nature, provided in the ordinary course of business;

         (x) additional Indebtedness of the Company or a Restricted Subsidiary not to exceed $25.0 million in aggregate principal amount at any one time outstanding;

         (xi) Refinancing Indebtedness;

         (xii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Guarantor that was permitted to be incurred by another provision of this covenant;

         (xiii) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock; provided, in each such case, that the amount thereof is included in the Consolidated Fixed Charges of the Company as accrued;

         (xiv) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, Capital Stock; and

         (xv) the incurrence of Indebtedness by the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within 30 days of incurrence.

         (b) For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through
(xv) of such definition, or is entitled to be incurred pursuant to paragraph (a) of this covenant, the Company will be permitted to classify or reclassify such item of Indebtedness in any manner that complies with this covenant.

Section 4.10     Asset Sales.

         (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale in any single transaction or series of related transactions unless:

         (i) The Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Capital Stock issued or sold or otherwise disposed of;

         (ii) the Fair Market Value is determined by the Company's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an officers' certificate delivered to the Trustee; and

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

         (iii) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Replacement Assets, in each case received at the time of such sale of other disposition. For purposes of this provision, each of the following will be deemed to be cash:

                  (1) any liabilities, as shown on the Company's or such Restricted Subsidiary's most recent balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                  (2) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash or Cash Equivalents received in that conversion;

         (b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company or such Restricted Subsidiary may apply those Net Proceeds at its option:

         (i) to repay term or revolving credit Indebtedness under a Credit Facility (other than any such Indebtedness that is subordinate in right of payment to the Notes) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

         (ii) if the Asset Sale is by a Restricted Subsidiary that is not a Guarantor, to repay, redeem or repurchase any Indebtedness of that Restricted Subsidiary; or

         (iii) to purchase Replacement Assets or make a capital expenditure.

         Pending the final application of any Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         (c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds US$10.0 million, the Company will make an offer (an "Asset Sale Offer") to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem such indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. In the Asset Sale Offer, the Company shall offer an asset sale payment in cash equal to 100% of the principal amount plus accrued and unpaid interest and Special Interest, if any, to the date of purchase (the "Asset Sale Payment"). If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or such Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari

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

passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (d) Any Asset Sale Offer shall be made in accordance with Section 3.09.

         (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Sections 4.10 or
3.09 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

Section 4.11     Limitation on Transactions with Affiliates.

         (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

         (i) such Affiliate Transaction is between or among the Company and its Restricted Subsidiaries or between or among Restricted Subsidiaries; or

         (ii) the terms of such Affiliate Transaction are fair to the Company or such Restricted Subsidiary, as the case may be, and are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

         (b) In any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $2.0 million which is not permitted under clause (i) of Section 4.11(a) , the Company must obtain a resolution of the disinterested members of the Board of Directors of the Company certifying that they have approved such Affiliate Transaction and determined that such Affiliate Transaction complies with clause
(ii) of Section 4.11(a). In addition, in any Affiliate Transaction (or any series of related Affiliate Transactions) involving an amount or having a Fair Market Value in excess of $20.0 million which is not permitted under clause (i) of Section 4.11(a), the Company must obtain a written opinion from an Independent Financial Advisor that such transaction or transactions are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view; provided that the provisions of this sentence shall not apply to the sale of inventory in the ordinary course of business.

         (c) The foregoing provisions will not apply to:

                  (1) any Permitted Investment or Restricted Payment made in compliance with the provisions described under Section 4.07 above;

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

                  (2) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors or employees of the Company or any Restricted Subsidiary as determined in good faith by the Company's Board of Directors or senior management;

                  (3) the existence of, or performance or payment by any of the Company or its Restricted Subsidiaries of its obligations pursuant to and in accordance with the terms of, the Meadow Lake Services Agreement, the Corporate Services Agreements and the Magnesium Sulphate Supply Agreement;

                  (4) sales of Capital Stock of the Company (other than Disqualified Capital Stock) to Affiliates of the Company;

                  (5) the pledge of Capital Stock of Unrestricted Subsidiaries to support the Indebtedness thereof;

                  (6) customary shareholders and registration rights agreements among the Company and its shareholders; and

                  (7) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, Capital Stock in, or controls, such Person.

Section 4.12     Limitation on Liens.

         The Company will not, and will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon or with respect to any property or assets of the Company or any of its Restricted Subsidiaries, unless (i) if such Lien secures Indebtedness which is ranked equally and ratably with the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated to the Notes or any Guarantee, then the Notes or such Guarantee, as the case may be, are secured and the Lien securing such other Indebtedness shall be subordinated to the Lien granted to the holders of the Notes or such Guarantee, as the case may be, at least to the same extent as such Indebtedness is subordinated to the Notes or such Guarantee, as the case may be.

Section 4.13     Payments for Consent.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

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

Section 4.14     Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15     Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, thereon, to the date of repurchase (the "Change of Control Payment").

         (b) Any Change of Control Offer shall be made in accordance with
Section 3.09. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.09 or
4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of such conflict.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section
4.15 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

Section 4.16     Limitation on Subsidiaries.

         If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred any Property to, or organizes, acquires, invests in or otherwise holds an Investment in, any Restricted Subsidiary that is not a Guarantor having total consolidated assets with a book value in excess of $100,000, then such transferee or acquired or other Restricted Subsidiary shall
(a) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture and
(b) deliver to the Trustee an opinion of counsel that such supplemental indenture has been

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

duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture. As of the Issue Date, the Company will have no Subsidiaries.

Section 4.17      Limitation on Issuance of Preferred Stock of Restricted
                  Subsidiaries

         The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except Preferred Stock to the Company or a Wholly-Owned Restricted Subsidiary) or permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness under Section 4.09(a) hereof in an aggregate principal amount equal to the aggregate state value of the Preferred Stock to be issued.

Section 4.18      Designation of Restricted and Unrestricted Subsidiaries

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Unrestricted Subsidiary properly designated shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under the first paragraph of
Section 4.07 hereof or Permitted Investments. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. In addition, no such designation may be made unless the proposed Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary that is not simultaneously subject to designation as an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Section 4.19      Limitation on Capital Stock of Restricted Subsidiaries

         The Company will not (i) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary or (ii) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly-Owned Restricted Subsidiary. The foregoing restrictions shall not apply to an Asset Sale consisting of all of the Capital Stock of a Restricted Subsidiary owned by the Company made in compliance with Section 4.10 or the issuance of Preferred Stock in compliance with Section 4.17.

Section 4.20      Additional Amounts

         (a) All payments made by the Company under or with respect to the Notes, or by any Guarantor pursuant to the Guarantees, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter, the "Taxes"), unless the Company or such Guarantor, as the case may be, is required to withhold or deduct

Taxes by law or by the interpretation or administration thereof. If the Company or any Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Notes, the Company or such Guarantor will pay such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each Holder of Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount such Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to a payment made to a Holder (an "Excluded Holder") (i) with which the Company or such Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment,
(ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than solely by reason of the Holder's activity in connection with purchasing the Notes, by the mere holding of Notes or by reason of the receipt of payments thereunder, (iii) which failed to duly and timely comply with a timely request of the Company to provide information, documents, certification or other evidence concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would have otherwise been payable to such Holder of Notes but for this clause (iii),
(iv) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner in such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (v) any combination of the foregoing numbered clauses of this proviso. The Company or such Guarantor will also (a) make such withholding or deduction and (b) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

         (b) The Company or the Guarantor shall furnish the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or such Guarantor. The Company or any Guarantor shall, upon written request of a Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (x) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes, and (y) any Taxes so levied or imposed with respect to any reimbursement under the foregoing clause (x) but excluding any such Taxes on such Holder's net income so that the net amount received by such Holder (net of payments made under or with respect to the Notes) after such reimbursement will not be less than the net amount the Holder would have received if Taxes on such reimbursement had not been imposed.

         (c) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company or any Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

         (d) Whenever in this Indenture there is mentioned, in any context, the payment of principal, premium, if any, redemption price, Change of Control Payment, Asset Sale Payment, interest or any other amount payable under or with respect to any Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.21      Money for Security Payments to Be Held in Trust.

         (a) If the Company or any of the Restricted Subsidiaries shall at any time act as Paying Agent hereunder, it shall, on or before each due date of the principal of (and premium, if any) or interest and Special Interest, if any, on any of the Notes, segregate and hold in trust for the benefit of the Person entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         (b) Whenever the Company shall have one or more Paying Agents for the Notes, it shall, on or before each due date of the principal of (and premium, if any) or interest and Special Interest, if any, on any Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds of such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal (and premium, if any) or interest and Special Interest, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest and the Company shall promptly notify the Trustee of such action or any failure so to act.

         (c) The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.21, that such Paying Agent shall:

                  (i) hold all sums held by it for the payment of the principal of (and premium, if any) or interest and Special Interest, if any, on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest and Special Interest, if any; and

                  (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

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

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest and Special Interest, if any, on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest and Special Interest, if any has become due and payable shall be paid to the Company on Company request, unless an abandoned property law designates another person, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the written direction and at the expense of the Company, cause to be published once, in the New York Times, The Wall Street Journal (national edition), the Globe and Mail and the National Post, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 4.22      Maintenance of Properties.

         The Company shall cause all properties owned by the Company or any Restricted Subsidiary and used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.22 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such properties if such discontinuance is, as determined by the Company or such Restricted Subsidiary in good faith, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.23      Maintenance of Insurance.

         The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured (which may include self-insurance) against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured or self-insured by corporations similarly situated and owning like properties in accordance with customary business practices.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01      Merger, Consolidation or Sale of Assets.

         (a) The Company will not, and will not cause or permit any Guarantor to, consolidate with, amalgamate with, merge with or into, or sell, assign, transfer, lease, convey or otherwise

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dispose of all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless:

                  (1) (x) the Company or such Guarantor, as the case may be, shall be the continuing Person, or (y) the Person (if other than the Company or such Guarantor) formed by such consolidation or amalgamation or into which the Company or such Guarantor, as the case may be, is merged or to which the properties and assets of the Company or such Guarantor, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of (in any case, the "Successor Company") shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia or the laws of Canada or any province or territory thereof and the Successor Company shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Guarantor, as the case may be, under this Indenture, the Notes and the Guarantees, as the case may be, and the obligations thereunder shall remain in full force and effect;

                  (2) immediately before and immediately after giving effect to such transaction (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred and be continuing; and;

                  (3) immediately after giving effect to such transaction, on a pro forma basis, the Company or such Successor Company could incur at least US$1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described in Section 4.09 above; provided that a Person that is a Guarantor may merge into the Company or another Person that is a Guarantor without complying with this clause (3).

         (b) In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

         For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02      Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with

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which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Company shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest and Special Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01      Events of Default.

         An "Event of Default" wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) Default in payment of any principal of, or premium, if any, on the Notes when due (whether at maturity, upon redemption or otherwise);

         (b) Default in the payment of any interest on, or Special Interest with respect to, any Note when due, which Default continues for 30 days or more;

         (c) Default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding (except in the case of a Default with respect to the provisions of Sections 4.10, 4.15 or
5.01 hereof, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement);

         (d) Default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

                  (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                  (ii) results in the acceleration of such Indebtedness prior to its expressed maturity,

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and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $7.0 million or more;

         (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $7.0 million (in excess of amounts covered by insurance and as to which the insurer has acknowledged coverage) shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

         (f) if the Company or any of its Restricted Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

                  (i) commences proceedings to be adjudicated bankrupt or insolvent;

                  (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

                  (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

                  (iv) makes a general assignment for the benefit of its creditors; or

                  (v) generally is not paying its debts as they become due.

         (g) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (i) is for relief against the Company or any of its Restricted Subsidiaries in a proceeding in which the Company or any such Restricted Subsidiary is to be adjudicated bankrupt or insolvent;

                  (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Restricted Subsidiaries or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or

                  (iii) orders the liquidation of the Company or any of its Restricted Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days.

         (h) any of the Guarantees of a Material Subsidiary ceases to be in full force and effect or any of the Guarantees of a Material Subsidiary is declared to be null and void and unenforceable or any of the Guarantees of a Material Subsidiary is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

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         The Company shall deliver to the Trustee, as soon as practicable and in any event within 10 days after the Company's knowledge thereof, written notice in the form of an Officers' Certificate of any Default under this Indenture, its status and what action the Company proposes to take with respect thereto.

Section 6.02      Acceleration.

         (a) If any Event of Default (other than an Event of Default specified in clauses (f) or (g) of Section 6.01 hereof with respect to the Company or any of its Restricted Subsidiaries) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clauses (f) or (g) of Section
6.01 hereof occurs with respect to the Company or any of its Restricted Subsidiaries all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

         (b) If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any of its Restricted Subsidiaries with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law.

         (c) At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in this Article, the Holders of a majority in aggregate principal amount of the Notes outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (i) the Company or the Guarantors have paid or deposited with the Trustee a sum sufficient to pay;

                  (A)      all overdue interest on all outstanding Notes;

                  (B) all unpaid principal of (and premium, if any, on) any outstanding Notes which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Notes;

                  (C) to the extent that payment of such interest is lawful, interest on overdue interest and overdue principal at the rate borne by the Notes, which has become due otherwise than by such declaration of acceleration; and

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

                  (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (ii) no such rescission would conflict with any judgment or decree of a court of competent jurisdiction; and

         (iii) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         (d) Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because of an Event of Default specified in Section 6.01(d) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the Holders of such Indebtedness or a trustee, fiduciary or agent for such Holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

Section 6.03      Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04      Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with a Repurchase Offer); provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this

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Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05      Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Special Interest.

Section 6.06      Limitation on Suits.

         Subject to Section 6.07, a Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07      Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with a Repurchase Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

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Section 6.08      Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09      Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10      Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11      Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12      Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the

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event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13      Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  (i) to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  (i) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any and interest, respectively; and

                  (i) to the Company or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14      Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01      Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

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         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02      Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture

         (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

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         (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

         (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03      Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04      Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05      Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest or Special Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes and the Trustee shall withhold the notice of any Default under Section 6.01(d) hereof until 30 days after notice under such section is given.

Section 7.06      Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting

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date, no report need be transmitted). The Trustee also shall comply with TIA ss.
313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07      Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         The Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08      Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10 hereof;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

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         (c) a custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company's expense), the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09      Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10      Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

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Section 7.11      Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

Section 7.12      Appointment of Co-Trustee.

         It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an individual or institution as a separate or co-trustee. The following provisions of this Section are adopted to these ends.

         In the event that the Trustee appoints an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and only to the extent that the Trustee by the laws of any jurisdiction is incapable of exercising such powers, rights and remedies and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

         Should any instrument in writing from the Company be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Company; provided, that if an Event of Default shall have occurred and be continuing, if the Company does not execute any such instrument within fifteen (15) days after request therefor, the Trustee shall be empowered as an attorney-in-fact for the Company to execute any such instrument in the Company's name and stead. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a new trustee or successor to such separate or co-trustee.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (i) all rights and powers, conferred or imposed upon the Trustee shall be conferred or imposed upon and may be exercised or performed by such separate trustee or co-trustee; and

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         (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article.

         Any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01      Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at its option and at any time, elect to have either
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.

Section 8.02      Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied ("Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

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Section 8.03      Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and its Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19,
4.22 and 4.23 hereof and clauses (2) and (3) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied ("Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section
8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), 6.01(d), 6.01(e), and 6.01(h) hereof shall not constitute Events of Default.

Section 8.04      Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) The Company shall irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be

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

subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) in the case of Section 8.02 or Section 8.03, the Company shall have delivered to the Trustee an Opinion of Counsel in Canada to the effect that Holders of the outstanding Notes will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance or Covenant Defeasance, as applicable, had not occurred (which condition may not be waived by any Holder or the Trustee);

         (e) no Default or Event of Default may have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

         (f) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in

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respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06      Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Special Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times, The Wall Street Journal (national edition), the Globe and Mail and the National Post, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07      Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, premium and Special Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

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                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01      Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note:

         (1) to cure any ambiguity, defect or inconsistency;

         (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (3) to provide for the assumption of the Company's obligations to Holders of Notes by a successor to the Company pursuant to Article 5 or Article 10 hereof;

         (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that in the good faith opinion of the Board of Directors of the Company (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) does not adversely affect the rights under this Indenture of any such Holder;

         (5) to add a Guarantor;

         (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

         (7) to issue Additional Notes in compliance with Section 4.09.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02      With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof), the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Special

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

Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee's own rights, duties or immunities under this indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes or reduce the redemption or repurchase price thereof;

         (3) reduce the rate of or change the time for payment of interest on any Note, including Additional Amounts;

         (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

         (5) make any Note payable in money other than that stated in the Notes;

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

         (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest or premium or Special Interest, if any, on the Notes;

         (7) waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or Section 4.15 hereof);

         (8) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

         (9) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03      Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04      Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.05      Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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Section 9.06      Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                                  GUARANTEES

Section 10.01     Note Guarantee.

         Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal, interest, premium and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         The obligations of the Guarantor under its Note Guarantee are independent of the obligations guaranteed by such Guarantor hereunder, and a separate action or actions may be

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

brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture against a Guarantor to enforce the Note Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

         The Guarantor hereby agrees that, in the event of a default in payment of principal (or premium and Special Interest, if any) or interest on a Note, whether at its stated maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor's Note Guarantee without first proceeding against the Company or any other Guarantor. The Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

         Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the

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

fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Note Guarantee is attached hereto as Exhibit E.

         In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         The Note Guarantee issued by any Guarantor shall be a general obligation of such Guarantor, ranking pari passu with any other senior indebtedness of such Guarantor, if any.

         Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02     Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar United States federal or state law or Canadian federal or provincial law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a proportional amount based on the net assets of each Guarantor, determined in accordance with GAAP.

Section 10.03     Execution and Delivery of Note Guarantee.

         To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

         Each Guarantor hereby agrees that its Note Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

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         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Restricted Subsidiaries subsequent to the date of this Indenture, if required by Section
4.18 hereof, the Company shall cause such Restricted Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with
Section 4.18 hereof and this Article 10, to the extent applicable.

Section 10.04     Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

         (a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

         (b) either:

                  (1) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation, amalgamation or merger, if other than such Guarantor, the Company or another Guarantor, assumes all the obligations of that Guarantor under this indenture, its Guarantee and, if the Exchange Offer has not been consummated or Special Interest remains due and owing, under the Registration Rights Agreement pursuant to a supplemental Indenture satisfactory to the Trustee and completes all other required documentation; or

                  (2) in the case of a sale or disposition constituting an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of this Indenture described in the second paragraph under Section 4.10 hereof;

         In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person (where applicable), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation

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

or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05     Releases Following Sale of Assets.

         A Guarantor shall be released from all of its obligations under its Guarantee if all of its assets or Capital Stock is sold, in each case in a transaction in compliance with Section 4.10 hereof, or the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets in compliance with Section 5.01 hereof, provided that the Net Proceeds of such sale are applied in accordance with the applicable provisions of this Indenture, including (without limitation) Section 4.10 hereof. Further, if the Company redesignates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.19 hereof then such Guarantor will be released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.10 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

         Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

Section 10.06     Subrogation.

         Each Guarantor shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.07     Benefits Acknowledged.

         Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01     Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

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

         (a) either:

                  (1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                  (2) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;

         (b) no Default or Event of Default shall have occurred and be continuing on the date of the deposit or shall occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

         (c) The Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

         (d) The Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Section 11.02 and Section
8.06 hereof shall survive.

Section 11.02     Application of Trust Money.

         Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Special Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

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

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium and Special Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01     Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 12.02     Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Millar Western Forest Products Ltd.
         16640-111 Avenue,
         Edmonton, Alberta,
         Canada, T2M 2S5
         Telecopier No.:  (780) 486-8282
         Attention:  Chief Financial Officer

         With a copy to:

         Fraser Milner Casgrain LLP
         10180 101 Street
         Edmonton, Alberta,
         T5J 3V5
         Telecopier No.:  (780) 423-7276
         Attention:  Robert J. Turner

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

         If to the Trustee:

         The Bank of New York
         101 Barclay Street, Floor 21W
         New York, NY 10286
         Telecopier No.:  (212) 815-5803
         Attention:  Corporate Trust Administration

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.03     Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 12.04     Certificate and Opinion as to Conditions Precedent.

         (a) Upon any request or application by the Company or any of the Restricted Subsidiaries to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

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

Section 12.05     Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers Certificate as to matters of fact); and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06     Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Trustees, Employees, Shareholders, Partners and Principals.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 12.08     Governing Law.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

Section 12.09     Waiver of Jury Trial.

         EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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

Section 12.10     Force Majeure.

         In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.

Section 12.11     No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or their Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12     Successors.

         All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 12.13     Agent for Service; Submission to Jurisdiction; Waiver of
                  Immunities.

         By the execution and delivery of this Indenture, the Company and each of the non-U.S. Guarantors (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes, the Note Guarantees or this Indenture that may be instituted in any U.S. federal or state court located in the Borough of Manhattan in The City of New York, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CT Corporation System has accepted such designation, (ii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding, and (iii) agrees that service of process upon CT Corporation System and written notice of said service to it (mailed or delivered to its Chief Financial Officer at its principal office in Edmonton, Alberta as specified in Section 12.02 hereof), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as this Indenture shall be in full force and effect.

         To the extent that any of the Company or the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Company and the Guarantors hereby irrevocably

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

waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

Section 12.14     Conversion of Currency.

         (a) (i) If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into any other currency (the "judgment currency") an amount due in U.S. dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine). (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Company will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in U.S. dollars originally due.

         (b) In the event of the winding-up of the Company at any time while any amount or damages owing under the Notes, Note Guarantees or this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Company shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. dollars due or contingently due under the Notes, Note Guarantees or this Indenture (other than under this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up. For the purpose of this Clause (b), the final date for the filing of proofs of claim in the winding-up of the Company shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Company may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

         (c) The obligations contained in Clauses (a)(ii) and (b) of this
Section 12.12 shall constitute separate and independent obligations of the Company from its other obligations under the Notes, Note Guarantees and this Indenture, shall give rise to separate and independent causes of action against the Company, shall apply irrespective of any waiver or extension granted by any Holder or Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Company for a liquidated sum in respect of amounts due hereunder (other than under Clause (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Company, the Guarantors or the liquidator or otherwise. In the case of Clause (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

         (d) The term "rate(s) of exchange" shall mean the rate of exchange quoted by the Federal Reserve Bank of New York, noon buying rate on the date of determination for purchases of U.S.

dollars with the judgment currency other than U.S. dollars referred to in Clauses (a) and (b) above and includes any premiums and costs of exchange payable.

         (e) The Trustee shall have no duty or liability with respect to monitoring or enforcing this Section 12.12.

Section 12.15     Currency Equivalent.

         Except as provided in Section 12.12, for purposes of the construction of the terms of this Indenture or of the Notes and Note Guarantees, in the event that any amount is stated herein in the currency of one nation (the "First Currency"), as of any date such amount shall also be deemed to represent the amount in the currency of any other relevant nation (the "Other Currency") which is required to purchase such amount in the First Currency at the rate of exchange quoted by the Federal Reserve Bank of New York, noon buying rate on the date of determination.

Section 12.16     Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.17     Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.18     Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

                                   MILLAR WESTERN FOREST
                                   PRODUCTS LTD.

                                   By: /s/ H. MacKenzie Millar
                                       -----------------------------------------
                                       Name:  H. MacKenzie Millar
                                       Title: President, Chief Executive Officer




                                   By: /s/ Joseph R. Concini
                                       -----------------------------------------
                                       Name:  Joseph R. Concini
                                       Title: Chief Financial Officer

                                   THE BANK OF NEW YORK, AS TRUSTEE

                                   By: /s/ Peter Pavlyshin
                                       -----------------------------------------
                                       Name:  Peter Pavlyshin
                                       Title: Assistant Vice President

                                                                       EXHIBIT A

                                 [Face of Note]

  [Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
 [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

--------------------------------------------------------------------------------

                                                           Rule 144A Note CUSIP:
                                                            Rule 144A Note ISIN:
                                                        Regulation S Note CUSIP:
                                                         Regulation S Note ISIN:

                    7.75% Senior Notes due November 15, 2013

No. ___                                                          US$____________

                       MILLAR WESTERN FOREST PRODUCTS LTD.

promises to pay to _____________________________ or registered assigns,

the principal sum of ___________________________________________________________

Dollars on November 15, 2013.

Interest Payment Dates:  May 15th and November 15th

Record Dates:  May 1 and November 1

         IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                       MILLAR WESTERN FOREST PRODUCTS LTD.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:




                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:





This is one of the Notes referred to in the within-mentioned Indenture:

                                       The Bank of New York
                                        as Trustee

                                       By:
                                           -------------------------------------
                                             Authorized Signatory

                                 [Back of Note]
                    7.75% Senior Notes due November 15, 2013

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Millar Western Forest Products Ltd., a corporation incorporated under the laws of the Province of Alberta (the "Company"), promises to pay interest on the principal amount of this Note at 7.75% per annum from November 25, 2003 until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Company will pay interest and Special Interest, if any, semi-annually in arrears on May 15th and November 15th of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be May 15, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. For the purposes of disclosure under the Interest Act (Canada), the yearly rate of interest which is equivalent to the rate payable hereunder is the rate payable multiplied by the actual number of days in the year divided by 360.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of the Restricted Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 25, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

         5. OPTIONAL REDEMPTION.

         (a) At any time prior to November 15, 2006 the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes, calculated after giving effect to the issuance of Additional Notes, if any, at a redemption price of 107.75% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more sales of Common Stock of the Company; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes theretofor issued under the Indenture, calculated after giving effect to the issuance of Additional Notes, if any, remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Affiliates); and

                  (2) the redemption occurs within 90 days of the date of the closing of such sale of Common Stock.

         (b) Except pursuant to the preceding paragraph and as described below under clause (d) hereof, the Notes will not be redeemable at the Company's option before November 15, 2008.

         (c) On or after November 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 15 of the years indicated below:

         YEAR                                               PERCENTAGE
         2008............................................... 103.875%
         2009............................................... 102.583%
         2010............................................... 101.292%
         2011 and thereafter................................ 100.000%


         (d) The Company may redeem all, but not less than all, of the Notes at any time at 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed to the applicable redemption date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Notes, any Additional Amounts as a result of a change in the laws (including any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in any official position regarding the application or interpretation of such laws or regulations, which change is announced or becomes effective on or after the date hereof.

         6. MANDATORY REDEMPTION.

         The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

         7. REPURCHASE AT OPTION OF HOLDER.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the "Change of Control Payment"). The Change of Control Offer shall be made in accordance with Sections 3.09 and 4.15 of the Indenture.

         (b) If the Company or any of its Restricted Subsidiaries consummates an Asset Sale, within five days of each date on which the aggregate amount of Excess Proceeds exceeds US$10.0 million, the Company shall commence an offer (an "Asset Sale Offer") to all Holders of Notes and all Holders of other Indebtedness that is pari passu with the Notes pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived (other than a Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger, consolidation or sale of assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to add a Guarantor, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

         12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or Special Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Special Interest on, or the principal of, premium and Special Interest, if any, or interest on, the

Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

         12. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

         13. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of November 25, 2003, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement"), including the right to receive Special Interest (as defined in the Registration Rights Agreement).

         14. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

         15. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Millar Western Forest Products Ltd.
16640-111 Avenue,
Edmonton, Alberta, Canada T2M 2S5
Attention:  Chief Financial Officer

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:___________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ___________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:______________________

                             Your Signature: ___________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:_________________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

        [ ] Section 4.10                      > [ ] Section 4.15

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                               US$_______________

Date:______________________

                             Your Signature: ___________________________________
                    (Sign exactly as your name appears on the face of this Note)

                     Tax Identification No.: ___________________________________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:


                                                  Principal
                               Amount of       Amount of this     Signature of
                Amount of     increase in        Global Note       authorized
              decrease in      Principal       following such      officer of
Date of        Principal     Amount of this      decrease or       Trustee or
Exchange         Amount        Global Note         increase      Note Custodian
----------    -----------    --------------    --------------    --------------








----------------
* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Millar Western Forest Products Ltd.
16640-111 Avenue,
Edmonton, Alberta, Canada T2M 2S5
Telecopier No.:  (780) 486-8282
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286
Telecopier No. (212) 815-5803
Attention: Corporate Trust Administration

         Re:      7.75% Senior Notes due November 15, 2013

         Reference is hereby made to the Indenture, dated as of November 25, 2003 (the "Indenture"), among Millar Western Forest Products Ltd., a corporation incorporated under the laws of the Province of Alberta and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$____________________ in such Note[s] or interests (the "Transfer"), to ____________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

         (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

         (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

         (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

         (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       [Insert Name of Transferor]

                                       By: _____________________________________
                                           Name:
                                           Title:

         Dated:  ____________________

                       ANNEX A TO CERTIFICATE OF TRANSFER

         5. The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

         (a) [ ] a beneficial interest in the:

                 (i)   [ ] 144A Global Note (CUSIP _________), or

                 (ii)  [ ] Regulation S Global Note (CUSIP _________), or

         (b) [ ] a Restricted Definitive Note.

         6. After the Transfer the Transferee will hold:

                                   [CHECK ONE]

         (a) [ ] a beneficial interest in the:

                 (i)   [ ] 144A Global Note (CUSIP _________), or

                 (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                 (iii) [ ] Unrestricted Global Note (CUSIP _________); or

         (b) [ ] a Restricted Definitive Note; or

         (c) [ ] an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Millar Western Forest Products Ltd.
16640-111 Avenue,
Edmonton, Alberta, Canada T2M 2S5
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286
Telecopier No. (212) 815-5803
Attention: Corporate Trust Administration

         Re:      [___]% Senior Notes due November 15, 2013

         Reference is hereby made to the Indenture, dated as of November 25, 2003 (the "Indenture"), among Millar Western Forest Products Ltd., a corporation incorporated under the laws of the Province of Alberta and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ____________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$____________________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act,
         (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange for a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
         (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company and are dated _______________________ .


                                       [Insert Name of Transferor]

                                       By: _____________________________________
                                           Name:
                                           Title:

Dated:  ____________________

                                                                       EXHIBIT D

                            [FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR]

Millar Western Forest Products Ltd.
16640-111 Avenue,
Edmonton, Alberta, Canada T2M 2S5
Attention:  Chief Financial Officer

The Bank of New York
101 Barclay Street, Floor 21W
New York, NY 10286
Telecopier No. (212) 815-5803
Attention: Corporate Trust Administration

         Re:      [___]% Senior Notes due November 15, 2013

         Reference is hereby made to the Indenture, dated as of November 25, 2003 (the "Indenture"), among Millar Western Forest Products Ltd., a corporation incorporated under the laws of the Province of Alberta and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of US$______________________ aggregate principal amount of:

         a) [ ] a beneficial interest in a Global Note, or

         b) [ ] a Definitive Note,

         we confirm that:

         1) We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2) We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the

Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3) We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4) We are an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5) We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       [Insert Name of Accredited Investor]

                                       By: _____________________________________
                                           Name:
                                           Title:

Dated:  ____________________

                                                                       EXHIBIT E

                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture (as defined below) and subject to the provisions in the Indenture dated as of November 25, 2003 (the "Indenture") among Millar Western Forest Products Ltd., a corporation incorporated under the laws of the Province of Alberta and The Bank of New York, as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

         THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE.

                                       [NAME OF GUARANTOR(S)]


                                       By:  ____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ____________________, among ______________________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Millar Western Forest Products Ltd., a corporation incorporated under the laws of the Province of Alberta (the "Company"), the Company, and The Bank of New York, as Trustee under this Indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of November 25, 2003 providing for the issuance of an unlimited aggregate principal amount of Senior Notes due November 15, 2013 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1) CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2) AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                  (a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest and Special Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

                  (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) The obligations of the Guaranteeing Subsidiary under the Note Guarantee are independent of the obligations guaranteed by such Guaranteeing Subsidiary hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in the Indenture, against a Guarantor to enforce the Note Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

                  (d) In the event of a default in payment of principal (or premium and Special Interest, if any) or interest on a Note, whether at its stated maturity, by acceleration, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in the Indenture, directly against the Guaranteeing Subsidiary to enforce the Note Guarantee without first proceeding against the Company or any other Guarantor. If, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, the Guaranteeing Subsidiary shall pay to the Trustee for the account of the Holder, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.

                  (e) The following is hereby waived: diligence presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

                  (f) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this

         Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

                  (g) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  (h) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

                  (i) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and
         (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

                  (j) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

                  (k) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under
         Article 10 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

                  (l) The Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Note Guarantees, whether as a "voidable preference", "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. The form of Note Guarantee is attached to the Indenture as Exhibit E.

                  (m) In case any provision of the Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  (n) The Note Guarantee shall be a general obligation of such Guaranteeing Subsidiary, ranking pari passu with any other senior indebtedness of the Guaranteeing Subsidiary, if any.

                  (o) Each payment to be made by the Guaranteeing Subsidiary in respect of the Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

         3) EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

         4) GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  (a) Except as otherwise provided in Section 10.05 of the Indenture, the Guaranteeing Subsidiary may not sell, or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guaranteeing Subsidiary is the surviving Person) another Person whether or not affiliated with such Guaranteeing Subsidiary unless:

                  (b) immediately after giving effect to that transaction, no Default or Event of Default exists; and

                  (c) either:

                           (1) the Person acquiring the property in any such
                  sale or disposition or the Person formed by or surviving any such consolidation or merger, if other than such Guaranteeing Subsidiary, the Company or another Guarantor, assumes all the obligations of that Guaranteeing Subsidiary under this Indenture, its Guarantee and, if the Exchange Offer has not been consummated or Special Interest remains due and owing, under the Registration Rights Agreement pursuant to a supplemental Indenture satisfactory to the Trustee and completes all other required documentation; or

                           (2) in the case of a sale or disposition constituting
                  an Asset Sale, the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the Indenture described in the second paragraph under Section
                  4.10 hereof;

                  (d) In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person (where applicable), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guaranteeing Subsidiary, such successor Person shall succeed to and be substituted for the Guaranteeing with the same effect as if it had been named herein as a Guaranteeing Subsidiary. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

                  (e) Except as set forth in Articles 4 and 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Company or another Guarantor.

         5) RELEASES.

                  (a) In the event of a sale of all the capital stock of any Guaranteeing Subsidiary to a Person that is not (either before or after giving effect to such transaction) the Company or a Guarantor then such Guaranteeing Subsidiary (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guaranteeing Subsidiary) will be released and relieved of any obligations under its Note Guarantee; provided, that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including (without limitation) Section 4.10 of the Indenture. Further, if the Company redesignates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.19 of the Indenture then such Guaranteeing Subsidiary will be released and relieve of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guaranteeing Subsidiary from its obligations under its Note Guarantee.

                  (b) Any Guaranteeing Subsidiary not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guaranteeing Subsidiary under the Indenture as provided in Article 10 of the Indenture.

         6) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

         7) THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.

         8) COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9) EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10) THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         11) SUBROGATION. Each Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Company in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof; provided, however, that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under the Indenture or the Notes shall have been paid in full.

         12) BENEFITS ACKNOWLEDGED. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplement Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

         13) SUCCESSORS. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

Dated:_____________________, _______


                                       MILLAR WESTERN FOREST PRODUCTS LTD.


                                       By: _____________________________________
                                           Name:
                                           Title:

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       [GUARANTEEING SUBSIDIARY]

                                       By: _____________________________________
                                           Name:
                                           Title:

                                       THE BANK OF NEW YORK,  AS TRUSTEE

                                       By: _____________________________________
                                           Authorized Signatory

ARTICLE 1.     DEFINITIONS AND INCORPORATION BY REFERENCE......................1

    Section 1.01     Definitions...............................................1
    Section 1.02     Other Definitions........................................23
    Section 1.03     Incorporation by Reference of Trust Indenture Act........24
    Section 1.04     Rules of Construction....................................25

ARTICLE 2.     THE NOTES......................................................25

    Section 2.01     Form and Dating; Terms...................................25
    Section 2.02     Execution and Authentication.............................27
    Section 2.03     Registrar and Paying Agent for the Notes.................27
    Section 2.04     Paying Agent to Hold Money in Trust......................28
    Section 2.05     Holder Lists.............................................28
    Section 2.06     Transfer and Exchange....................................28
    Section 2.07     Replacement Notes........................................40
    Section 2.08     Outstanding Notes........................................41
    Section 2.09     Treasury Notes...........................................41
    Section 2.10     Temporary Notes..........................................41
    Section 2.11     Cancellation.............................................42
    Section 2.12     Defaulted Interest.......................................42

ARTICLE 3.     REDEMPTION.....................................................42

    Section 3.01     Notices to Trustee.......................................42
    Section 3.02     Selection of Notes to be Redeemed........................43
    Section 3.03     Notice of Redemption.....................................43
    Section 3.04     Effect of Notice of Redemption...........................44
    Section 3.05     Deposit of Redemption Price..............................44
    Section 3.06     Notes Redeemed in Part...................................44
    Section 3.07     Optional Redemption......................................45
    Section 3.08     Mandatory Redemption.....................................46
    Section 3.09     Offer to Purchase by Application of Excess Proceeds......46

ARTICLE 4.     COVENANTS......................................................48

    Section 4.01     Payment of Notes.........................................48
    Section 4.02     Maintenance of Office or Agency..........................48
    Section 4.03     Reports to Holders.......................................48
    Section 4.04     Compliance Certificate...................................49

    Section 4.05     Taxes....................................................50
    Section 4.06     Stay, Extension and Usury Laws...........................50
    Section 4.07     Limitation on Restricted Payments........................50
    Section 4.08     Limitation on Dividend and Other Payment Restrictions
                     Affecting Restricted Subsidiaries........................54
    Section 4.09     Limitation on Additional Indebtedness....................55
    Section 4.10     Asset Sales..............................................57
    Section 4.11     Limitation on Transactions with Affiliates...............59
    Section 4.12     Limitation on Liens......................................60
    Section 4.13     Payments for Consent.....................................60
    Section 4.14     Corporate Existence......................................61
    Section 4.15     Change of Control........................................61
    Section 4.16     Limitation on Subsidiaries...............................61
    Section 4.17     Limitation on Issuance of Preferred Stock of
                     Restricted Subsidiaries..................................62
    Section 4.18     Designation of Restricted and Unrestricted Subsidiaries..62
    Section 4.19     Limitation on Capital Stock of Restricted Subsidiaries...62
    Section 4.20     Additional Amounts.......................................62
    Section 4.21     Money for Security Payments to Be Held in Trust..........64
    Section 4.22     Maintenance of Properties................................65
    Section 4.23     Maintenance of Insurance.................................65

ARTICLE 5.     SUCCESSORS.....................................................65

    Section 5.01     Merger, Consolidation, or Sale of Assets.................65
    Section 5.02     Successor Corporation Substituted........................66

ARTICLE 6.     DEFAULTS AND REMEDIES..........................................67

    Section 6.01     Events of Default........................................67
    Section 6.02     Acceleration.............................................69
    Section 6.03     Other Remedies...........................................70
    Section 6.04     Waiver of Past Defaults..................................70
    Section 6.05     Control by Majority......................................71
    Section 6.06     Limitation on Suits......................................71
    Section 6.07     Rights of Holders of Notes to Receive Payment............71
    Section 6.08     Collection Suit by Trustee...............................72

    Section 6.09     Restoration of Rights and Remedies.......................72
    Section 6.10     Rights and Remedies Cumulative...........................72
    Section 6.11     Delay or Omission Not Waiver.............................72
    Section 6.12     Trustee May File Proofs of Claim.........................72
    Section 6.13     Priorities...............................................73
    Section 6.14     Undertaking for Costs....................................73

ARTICLE 7.     TRUSTEE........................................................74

    Section 7.01     Duties of Trustee........................................74
    Section 7.02     Rights of Trustee........................................75
    Section 7.03     Individual Rights of Trustee.............................76
    Section 7.04     Trustee's Disclaimer.....................................76
    Section 7.05     Notice of Defaults.......................................76
    Section 7.06     Reports by Trustee to Holders of the Notes...............76
    Section 7.07     Compensation and Indemnity...............................77
    Section 7.08     Replacement of Trustee...................................77
    Section 7.09     Successor Trustee by Merger, etc.........................78
    Section 7.10     Eligibility; Disqualification............................78
    Section 7.11     Preferential Collection of Claims Against Company........79

ARTICLE 8.     LEGAL DEFEASANCE AND COVENANT DEFEASANCE.......................80

    Section 8.01     Option to Effect Legal Defeasance or
                     Covenant Defeasance......................................80
    Section 8.02     Legal Defeasance and Discharge...........................80
    Section 8.03     Covenant Defeasance......................................81
    Section 8.04     Conditions to Legal or Covenant Defeasance...............81
    Section 8.05     Deposited Money and Government Securities to be Held
                     in Trust; Other Miscellaneous Provisions.................82
    Section 8.06     Repayment to Company.....................................83
    Section 8.07     Reinstatement............................................83

ARTICLE 9.     AMENDMENT, SUPPLEMENT AND WAIVER...............................84

    Section 9.01     Without Consent of Holders of Notes......................84
    Section 9.02     With Consent of Holders of Notes.........................84
    Section 9.03     Compliance with Trust Indenture Act......................86
    Section 9.04     Revocation and Effect of Consents........................86

    Section 9.05     Notation on or Exchange of Notes.........................86
    Section 9.06     Trustee to Sign Amendments, etc..........................87

ARTICLE 10.    GUARANTEES.....................................................87

    Section 10.01    Note Guarantee...........................................87
    Section 10.02    Limitation on Guarantor Liability........................89
    Section 10.03    Execution and Delivery of Note Guarantee.................89
    Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.......90
    Section 10.05    Releases Following Sale of Assets........................91
    Section 10.06    Subrogation..............................................91
    Section 10.07    Benefits Acknowledged....................................91

ARTICLE 11.    SATISFACTION AND DISCHARGE.....................................91

    Section 11.01    Satisfaction and Discharge...............................91
    Section 11.02    Application of Trust Money...............................92

ARTICLE 12.    MISCELLANEOUS..................................................93

    Section 12.01    Trust Indenture Act Controls.............................93
    Section 12.02    Notices..................................................93
    Section 12.03    Communication by Holders of Notes with Other Holders
                     of Notes.................................................94
    Section 12.04    Certificate and Opinion as to Conditions Precedent.......94
    Section 12.05    Statements Required in Certificate or Opinion............95
    Section 12.06    Rules by Trustee and Agents..............................95
    Section 12.07    No Personal Liability of Directors, Officers, Trustees,
                     Employees, Shareholders, Partners and Principals.........95
    Section 12.08    Governing Law............................................95
    Section 12.09    Waiver of Jury Trial.....................................95
    Section 12.10    Force Majeure............................................96
    Section 12.11    No Adverse Interpretation of Other Agreements............96
    Section 12.12    Successors...............................................96
    Section 12.13    Agent for Service; Submission to Jurisdiction; Waiver
                     of Immunities............................................96
    Section 12.14    Conversion of Currency...................................97
    Section 12.15    Currency Equivalent......................................98
    Section 12.16    Severability.............................................98

    Section 12.17    Counterpart Originals....................................98
    Section 12.18    Table of Contents, Headings, etc.........................98

Exhibit A    Form of Global Note
Exhibit B    Form of Certificate of Transfer
Exhibit C    Form of Certificate of Exchange
Exhibit D    Form of Certificate From Acquiring Institutional Accredited
             Investor
Exhibit E    Form of Notation of Guarantor
Exhibit F    Form of Supplemental Indenture to be Delivered by Subsequent
             Guarantors